Exhibit 10.9


                              MDC CORPORATION INC.

                              AMENDED AND RESTATED
                           STOCK OPTION INCENTIVE PLAN

         MDC Corporation Inc. (the "Company") wishes to amend and restate its existing stock option plan (the "Plan") to: (i) make available an Inland Revenue approved share option scheme to Eligible Persons (as hereinafter defined) who earn a portion of their income in the United Kingdom; and (ii) consolidate and modify the definition of "Eligible Persons" in accordance with the TSE Rules (as hereinafter defined) to include personal holding companies controlled by a person who would otherwise be an Eligible Person or the registered retirement savings plan established for the sole benefit of that person.

         The Company hereby amends and restates its Stock Option Incentive Plan as follows:

PART 1.           THE PLAN

1.1      Definitions

         As used herein, the following terms shall have the following meanings:

     (a) "Affiliate" shall have the meaning ascribed to that term in the Securities Act (Ontario);

     (b) "Associate" shall have the meaning ascribed to that term in the Securities Act (Ontario);

     (c) "Eligible Persons" means employees, officers and directors of the Company or of any subsidiary of the Company and any person or company engaged to provide ongoing management or consulting services for the Company or a subsidiary of the Company and, at that person's discretion and subject to any required regulatory approvals and conditions, an Eligible Person may include a personal holding company controlled by the person, the issued and outstanding shares of which are owned by, and continue while the options granted under the Plan held by such personal holding company are outstanding to be owned by, that person, or the registered retirement savings plan established for the sole benefit of that person;

     (d) "Insider" means:

         (i) an insider as defined in the Securities Act (Ontario) other than the person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

         (ii)     an associate of any person who is an insider by virtue of (i);

     (e) "Multiple Voting Shares" means the Class B Multiple Voting Shares in the capital of the Company as such shares are subdivided, consolidated, reclassified or changed, from time to time;

     (f) "Outstanding Issue" means the number of Subordinate Voting Shares and Multiple Voting Shares of the Company that are outstanding immediately prior to the date in question, excluding shares issued pursuant to Share Compensation Arrangements over the preceding twelve
         (12) month period, and shall include any other class of participating shares of the Company outstanding on such date;

     (g) "Reserved for Issuance" means shares which may be issued in the future upon the exercise of stock options which have been granted;

     (h) "Share Compensation Arrangements" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more Eligible Persons including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;

     (i) "Subordinate Voting Shares" means the Class A Subordinate Voting Shares in the capital of the Company as such shares are subdivided, consolidated, reclassified or changed, from time to time; and

     (j) "Subsidiary" shall have the meaning ascribed to that term in the Securities Act (Ontario).

1.2      Purpose of the Plan

         The purpose of the Plan is to develop the interest of certain key Eligible Persons in the growth and development of the Company by providing them with the opportunity, through the granting of share options, to acquire an increased proprietary interest in the Company.

1.3      Implementation

         The Plan will be implemented in accordance with the terms hereof and will be structured to comply with the rules of The Toronto Stock Exchange, as amended from time to time (the "TSE Rules").

1.4      Administration

         The Plan will be administered by the board of directors of the Company (the "Board") or, in the Board's discretion, by a committee (the "Committee") appointed by the Board and consisting of not less than three (3) members of the Board. Subject to the provisions of the Plan, the Board or the Committee is authorized, in its sole discretion, to make such determinations under and such interpretations of and take such steps and actions in connection with the proper administration of the Plan and such rules and regulations concerning the granting of the options pursuant to the Plan as it may deem necessary or advisable. No member of the Board or of the Committee will be liable for any action or determination taken or made in good faith with respect to the Plan or any options granted under it. Any determination approved by a majority of the Board or of the Committee will be deemed to be a determination of that matter by the Board or the Committee, as the case may be. Members of the Board or the Committee may be granted options under the Plan.

1.5      Number of Shares Dedicated to the Plan

         The Company shall reserve, set aside and make available to the Board or Committee for the granting of options to Eligible Persons up to an aggregate of 3,700,000 Subordinate Voting Shares, subject to adjustment from time to time provided that such adjustment receives the necessary approvals in accordance with the TSE Rules. All options granted under the Plan will conform to all applicable provisions prescribed by the Plan and to such specific terms and conditions as may be determined by the Board or the Committee at the time of making each grant, provided that such terms and conditions are not inconsistent with the provisions hereof. Subordinate Voting Shares reserved for issuance for which an option is granted under the Plan but not exercised prior to the termination of such option, whether through surrender, termination, lapse or otherwise, shall be available for options thereafter granted by the Board or the Committee under the Plan. All Subordinate Voting Shares issued pursuant to the exercise of the options granted under the Plan shall be issued as fully-paid and non-assessable shares.

1.6      Eligibility

         The persons who will be eligible to be granted options pursuant to the Plan will be such Eligible Persons as the Board or the Committee shall determine. In determining options to be granted to Eligible Persons under the Plan, the Board or Committee will give due consideration to the value of each such Eligible Person's present and potential contribution to the Company's success or to the success of any affiliate or subsidiary of the Company.

1.7      Granting of Options

         (a) Subject to the provisions herein set forth and after review of recommendations from time to time by management for the granting of options, the Board or Committee shall, in its sole discretion, select those Eligible Persons to whom share options under the Plan shall be granted (an "Optionee"), fix the number of Subordinate Voting Shares to be optioned to each, the date or dates on which such options shall be granted and the terms and conditions within the limits prescribed in paragraph 1.8, attaching to each option.

         (b) Subject to the provisions contained herein, the following additional provisions shall be applicable to options granted under the Plan:

              (i) a majority of the Subordinate Voting Shares reserved for issuance under the Plan will or may be issuable to Insiders of the Company; and

              (ii) the number of Subordinate Voting Shares reserved for issuance pursuant to the Plan, together with all of the Company's other previously established or proposed Share Compensation Arrangements, could result, at any time in the number of Subordinate Voting Shares reserved for issuance under the Plan exceeding ten percent (10%) of the Outstanding Issue.

1.8      Terms and Conditions of the Options

         The terms and conditions of each option granted under the Plan shall be set forth in an Option Agreement between the Company and Optionee. Such Option Agreement shall include the following terms and conditions:

         (a) Number of Subordinate Voting Shares - The Board or the Committee shall, in its sole discretion, but subject to the TSE Rules, fix the aggregate number of Subordinate Voting Shares which are the subject of the option.

         (b) Option Price - The Board or the Committee shall fix the option price per Subordinate Voting Share which shall not be less than the market price per Subordinate Voting Share at the time of the grant.

                  For the purposes of this subparagraph 1.8(b), "market price per Subordinate Voting Share" at the time of grant means the closing price in Canadian dollars on The Toronto Stock Exchange (or if not then traded on such exchange, the closing market price on the over-the-counter market in Toronto) of the Subordinate Voting Shares one trading day prior to the date the option is granted by the Board or the Committee and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day provided that if the Subordinate Voting Shares are not then traded on any public market, the Board in its sole discretion (but subject to compliance with the TSE Rules) shall determine "market price per Subordinate Voting Share" at the time of the grant.

         (c) Payment - The full purchase price for the Subordinate Voting Shares purchased under the option shall be paid for in cash upon the exercise thereof. An Optionee who is not already a shareholder shall have none of the rights of a shareholder of the Company until Subordinate Voting Shares issuable pursuant to this option are issued to him.

         (d) Term of Option - The Board or the Committee shall fix the term of the option which term shall not be for more than ten (10) years from the date the option is granted, subject to subparagraphs (e), (f) and (g) of this paragraph 1.8.


         (e) Death of Optionee - In the event of the death of the Optionee while in the employment of the Company or an affiliate of the Company prior to the end of the term of the option, the Optionee's legal representative may:

                  (i) exercise the option to the extent that the Optionee was entitled to do so at the date of his death any time up to and including, but not after, a date one year following the date of death of the Optionee, or prior to the close of business on the day of the expiry of the term of the option, whichever is earlier, and

                  (ii) with the prior written consent of the Board or the Committee, exercise the option to purchase all or any of the optioned shares as the Board or the Committee may designate but not exceeding the number of optioned shares that the Optionee would have been entitled to otherwise had he survived. The option may be exercised at any time up to and including, but not after, the date one year following the death of the Optionee.

         (f) Resignation or Discharge for Cause of Optionee - In the event of the resignation of the Optionee as an employee of the Company or an affiliate of the Company, or the discharge for "cause" of the Optionee as an employee of the Company or a subsidiary or affiliate of the Company during the duration of the option, the option shall in all respects cease and terminate. For the purposes of the Plan, the determination by the Company that the Optionee was discharged for "cause" shall be binding on the Optionee.

         (g) Other Termination of Optionee - In the event of the termination of employment of the Optionee with the Company or a subsidiary or affiliate of the Company, other than as referred to in subparagraphs (e) and (f) above, the Optionee may:

                  (i) exercise the option to the extent that he was entitled to do so at the time of such termination of employment, at any time up to and including, but not after, the effective date of such termination of employment or prior to the close of business on the day of the expiry of the term of the option, whichever is earlier; and

                  (ii) with the prior written consent of the Board or the Committee, which consent may be withheld in the Company's sole discretion, exercise the option to purchase all or any of the optioned shares as the Board or the Committee may designate (but not exceeding the number of optioned shares that he would have been entitled to otherwise had his employment with the Company or a subsidiary or affiliate of the Company been maintained) for up to a maximum period of (A) three years from the date of termination in the case of an officer or employee of the Company or a subsidiary or affiliate of the Company, or (B) one year from the date of termination in the case of a consultant of the Company or a subsidiary or affiliate of the Company or a director who is not also an officer or employee of the Company or a subsidiary or affiliate of the Company. The option may be exercised at any time up to and including, but not after (A) the date designated by the Board or the Committee, and (B) the close of business on the expiry of the term of the option, whichever is earlier.

         (h) Non-Transferability of Option - The options granted under the Plan may not be assigned, encumbered or otherwise disposed of by the Optionee, provided that nothing herein shall operate to restrict the transfer of any Subordinate Voting Shares issued pursuant to the exercise of a particular option granted under the Plan.

         (i) Exercise of Option - Subject to the provisions of the Plan, an option granted under the Plan shall be exercised from time to time by the Optionee, or in the event of death, by his legal representatives by giving notice in writing addressed to the Company at its registered office, to the attention of the Secretary of the Company, specifying the number of optioned shares in respect of which such notice is being given, together with payment by cash or certified cheque in full of the purchase price for the shares being purchased.

1.9      Adjustments in Event of Change in Structure of Capital

         Appropriate adjustments in the number of Subordinate Voting
Shares optioned and in the option price per Subordinate Voting share, relating to options granted or to be granted, shall be made by the Board or the Committee, in its sole discretion, to give effect to adjustments in the number of Subordinate Voting Shares of the Company resulting, subsequent to the approval of the Plan by the shareholders of the Company from any subdivisions, consolidations or reclassification of the Subordinate Voting Shares of the Company, or other relevant changes in the capital structure of the Company, or the payment of stock dividends by the Company.

1.10     Amendment or Discontinuance of Plan

         The Board may amend the Plan at any time subject to compliance with the applicable TSE Rules.

1.11     Limit to Grants to One Person

         The number of Subordinate Voting Shares reserved for issuance to any one person pursuant to the grant of options under the Plan or otherwise may not exceed 5% of the Outstanding Issue, or such greater amount, if any, as is permitted under the TSE Rules.


1.12     Miscellaneous

         (a)      No Rights as a Shareholder

         Nothing contained in the Plan nor in any option granted hereunder shall be deemed to give any option holder any interest or title in or to any Subordinate Voting Shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any option.

         (b)      Employment

         Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate thereof to terminate such employment at any time. Participation in the Plan by a Participant is voluntary.

         (c)      Record Keeping

         The Company shall maintain a register in which shall be recorded:

                  (i)      the name and address of each Participant; and

                  (ii) the number of options granted to a Participant and the number of options outstanding.

         (d)      Administration of the Plan

         The Board or the Committee is authorized to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out such Plan. The interpretation and construction of any provision of the Plan by the Board or the Committee shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

         (e)      Income Taxes

         As a condition of and prior to participation in the Plan a Participant shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

         (f)      No Representation or Warranty

         The Company makes no representation or warranty as to the future market value of any Subordinate Voting Shares issued in accordance with the provisions of the Plan.


         (g)      Interpretation

         The Plan will be governed by and construed in accordance with the laws of the Province of Ontario.

         (h)      No Financial Assistance

         The Company shall provide no financial assistance to any Participants in connection with their participation in the Plan.

         (i)      Compliance with Applicable Law, etc.

         If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith. Subject to compliance with applicable securities legislation, grants of options pursuant to the Plan may be made prior to the receipt of the necessary approvals required by the TSE Rules provided that the option agreements evidencing such grants shall specify that they shall not be exercisable, in whole or in part, unless such approvals are received.

         (j)      Option Pricing and Undisclosed Material Information

         Option exercise prices shall not be determined hereunder based upon market prices which are not reflective of material information of which management is aware but which has not been publicly disclosed in accordance with applicable securities legislation unless the grantee is neither an employee nor an Insider of the Company or its Affiliates at the time that the exercise price is determined.

PART 2. APPLICATION OF PLAN TO ELIGIBLE PERSONS EARNING INCOME IN THE UNITED KINGDOM

         The provisions in Part 1 of the Plan shall apply mutatis mutandis to options granted under Part 2 of the Plan, subject to the following amendments and additions:

2.1      The following definitions shall be added to paragraph 1.1:

         "Associated Company" has the meaning ascribed to that term in section 416 of the Taxes Act 1988;

         "Control" has the meaning ascribed to that term in Section 840 of the Taxes Act 1988;

         "Consumer Price Index" means the consumer price index for Canada (all items) published by Statistics Canada from time to time;

         "Just Cause" includes (a) the refusal or wilful failure of the Optionee to properly carry out his duties after notice has been given by the Company of the failure to do so and an opportunity has been given for the Optionee to correct the same within 30 days from the date of receipt of such notice; (b) theft, fraud, dishonesty or gross misconduct by the Optionee involving the property, business or affairs of the Company or its affiliates or the carrying out of the Optionee's duties; (c) conviction of the Optionee of a criminal or other statutory offence other than minor traffic offences; (d) wilful misconduct or gross negligence with regard to the Company or any of its property, business or employees; or (e) any breach by the Optionee of a material provision of an employment or consulting agreement between the Optionee and the Company or its affiliates;

         "Participating Company" means the Company and any other company of which the Company has Control and which is for the time being nominated by the board of directors of the Company to be a Participating Company;

         "Plan" means the Plan to the extent it is made available to Eligible Persons under this Part 2;

         "Schedule 9" means Schedule 9 of the Taxes Act 1988;

         "Subsisting Options" means an option granted under the Plan which has neither lapsed nor been exercised; and

         "Taxes Act 1988" means the Income and Corporation Taxes Act 1988, as amended from time to time.

2.2 The definition of "Eligible Persons" in paragraph 1.1 shall be deleted and replaced with the following:

         " "Eligible Person" means any director of any Participating Company who is required to devote to his or her duties not less than 25 hours per week (excluding meal breaks) or any employee of any Participating Company, provided that the employee or director complies with paragraph 27(1) of Schedule 9 from participating in the Plan;".


2.3 Paragraphs 1.3, 1.8(a) and 1.10 of the Plan shall be amended by inserting the words "and Schedule 9" immediately after each reference to "TSE Rules".

2.4 The following words shall be inserted after the words "in its sole discretion," in the fourth line of paragraph 1.4:

         "subject where necessary to the prior approval of Inland Revenue,"

2.5      Paragraph 1.5 shall be deleted and replaced with the following:

         "1.5    Number of Shares Dedicated to the Plan

                 The Company shall reserve, set aside and make available to the Board or Committee for the granting of options to Eligible Persons up to an aggregate of 4,200,000 Subordinate Voting Shares, subject to adjustment from time to time provided that such adjustment receives the necessary approvals in accordance with the TSE Rules and provided that such adjustment shall not become effective until it has been approved by the Board of Inland Revenue. All options granted under the Plan will conform to all applicable provisions prescribed by the Plan and to such specific terms and conditions as may be determined by the Board or the Committee at the time of making each grant, provided that such terms and conditions are within the limits prescribed in paragraph 1.8. Subordinate Voting Shares reserved for issuance for which an option is granted under the Plan but not exercised prior to the termination of such option, whether through surrender, termination, lapse or otherwise, shall be available for options thereafter granted by the Board or the Committee under the Plan. All Subordinate Voting Shares issued pursuant to the exercise of the options granted under the Plan shall be issued as fully-paid and non-assessable shares. The Subordinate Voting Shares shall satisfy the conditions specified in paragraphs 10 through 14, inclusive, of Schedule 9."

2.6      Paragraph 1.7(b) shall be deleted and replaced with the following:

         "(b) Subject to the provisions contained herein, the number of Subordinate Voting Shares reserved for issuance pursuant to the Plan, together with all of the Company's other previously established or proposed Share Compensation Arrangements, could result, at any time in the number of Subordinate Voting Shares reserved for issuance under the Plan exceeding ten percent (10%) of the Outstanding Issue."

2.7 The second sentence of paragraph 1.8(b) shall be deleted and replaced with the following:

         "For the purposes of this subparagraph 1.8(b), "market price per Subordinate Voting Share" on any day means the market value of the Subordinate Voting Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with the Inland Revenue Shares Valuation Division on or before that day; provided that such market price is not less than the closing price in Canadian dollars on The Toronto Stock Exchange (or if not then traded on such exchange, the closing market price on the over-the-counter market in Toronto) of the Subordinate Voting Shares one trading day prior to the date the option is granted by the Board or the Committee and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day, or, if the Subordinate Voting Shares are not then traded on any public market, the "market price per Subordinate Voting Share" determined by the Board in its sole discretion (but subject to compliance with the TSE Rules) at the time of the grant ."

2.8 The following words shall be inserted before the words "more than ten (10) years" in the second line of paragraph 1.8(d):

         "less than three (3) years nor"

2.9      Paragraph 1.8(e) shall be deleted and replaced with the following:

         "(e) Death of Optionee - In the event of the death of the Optionee while in the employment of a Participating Company prior to the end of the term of the option, the Optionee's legal representative may exercise the option to the extent that the Optionee was entitled to do so at the date of his death any time up to and including, but not after, a date one year following the date of death of the Optionee, or prior to the close of business on the day of the expiry of the term of the option, whichever is earlier."

2.10     Paragraph 1.8(f) shall be deleted and replaced with the following:

         "(f) Resignation or Discharge for Cause of Optionee - In the event of the resignation of the Optionee as an employee of a Participating Company, or the discharge for Just Cause of the Optionee as an employee of a Participating Company during the duration of the option, the option shall in all respects cease and terminate. For the purposes of the Plan, the determination by the Participating Company that the Optionee was discharged for Just Cause shall be binding on the Optionee."

2.11     Paragraph 1.8(g) shall be deleted and replaced with the following:

         "(g) Other Termination of Optionee - In the event of the termination of employment of the Optionee with a Participating Company, other than as referred to in subparagraphs (e) and (f) above, the Optionee may exercise the option to the extent that he was entitled to do so at the time of such termination of employment, at any time up to and including, but not after, the effective date of such termination of employment or prior to the close of business on the day of the expiry of the term of the option, whichever is earlier."

2.12 Paragraph 1.8(i) shall be amended by adding the following immediately after the first sentence:

         "Notwithstanding the foregoing, an Optionee may not exercise an opinion granted under the Plan at any time when he or she is precluded by paragraph 8 of Schedule 9 from participating in the Plan. Subject to the provisions of the Plan, the Company shall allot and issue the Subordinate Voting Shares pursuant to a notice of exercise within 30 days of the date of exercise of an option granted under the Plan and such Subordinate Voting Shares shall rank pari passu with the other outstanding Subordinate Voting Shares of the Company at the date of allotment."

2.13 Paragraph 1.8 shall be amended by adding the following subparagraph 1.8(j) immediately after subparagraph 1.8(i):

         "(j) Performance Criteria - Subject to the provisions of the Plan, an option granted under the Plan may only be exercised by the Optionee if at the time of exercise the percentage increase in earnings per Subordinated Voting Share for the preceding twelve (12) month period exceeds the percentage increase in the Consumer Price Index for the same twelve
                  (12) month period."

2.14 The last three lines of paragraph 1.9 shall be deleted and replaced with the following:

         "variation of the share capital of the Company by way of capitalisation or rights issue, consolidation, subdivision or reduction of capital or otherwise, provided that:

         (a) the aggregate amount payable on the exercise of an Option in full is not increased; and

         (b) following the adjustment the Subordinate Voting Shares continue to satisfy the conditions specified in paragraphs 10 through 14, inclusive, of Schedule 9."

2.15 Paragraph 1.10 shall be amended by inserting the following sentence immediately after the first sentence:

         "No amendment to the Plan shall become effective until it has been approved by the Board of Inland Revenue."

2.16 Paragraph 1.11 shall be amended by inserting the following sentence immediately after the first sentence:

         "Options shall only be granted to an Eligible Person under the Plan to the extent that the market price of the Subordinated Voting Shares subject to the option at the time of grant thereof, when aggregated with the market price (at the time of grant of Subsisting Options) of Subordinated Voting Shares subject to such Subsisting Options held by the Eligible Person, is less than or equal to (pound)30,000. For the purposes of this paragraph 1.11, the market price of the Subordinated Voting Shares at the time of grant shall be determined in accordance with subparagraph 1.8(b). In accordance with paragraph 28 of Schedule 9, no person shall obtain rights under the Plan which would, at the time they are obtained, cause the aggregate market value of the shares which he may acquire in pursuance of rights obtained under the Plan or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any Associated Company of the Company (and not exercised) to exceed or further exceed (pound)30,000."

2.17 The first sentence of paragraph 1.12(b) shall be deleted and replaced with the following:

         "Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment with any Participating Company, or interfere in any way with the right of any Participating Company to terminate such employment at any time."

2.18 The first sentence of paragraph 1.12(d) shall be deleted and replaced with the following:

         "The Board or the Committee is authorized to interpret the Plan from time to time and, subject to paragraph 1.10, to adopt, amend and rescind rules and regulations for carrying out such Plan."

2.19     Paragraph 1.12(i) shall be deleted and replaced with the following:

         "(i)   Compliance with Applicable Law, etc.

                If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan then, subject to paragraph 1.10, such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.".